EXHIBIT 10.12(i)
SEASPINE HOLDINGS CORPORATION

2015 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

SeaSpine Holdings Corporation, a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan (as may be amended and/or restated from time to time, the “Plan”), hereby grants to the individual listed below (the “Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), set forth below. This Restricted Stock Unit award (the “Award”) is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (this “Grant Notice”) and the Agreement.

Participant:	[_____]
Grant Date:	[_____]
Number of Restricted Stock Units:	[_____]
Distribution Schedule:	Subject to the terms of the Agreement, the RSUs shall be distributable in accordance with Section 2.1 of the Agreement.
Vesting Schedule:
Subject to the terms of the Agreement, the RSUs shall vest [_____________], provided that Participant does not experience a Termination of Service prior to each such vesting date. For clarity, in addition to the foregoing, if a Change in Control occurs, the RSUs shall be subject to accelerated vesting as provided in Section 12.2(d)(ii) and (iii) of the Plan.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and/or interpretations of the Administrator upon any questions arising under the Plan or relating to the Award.

SEASPINE HOLDINGS CORPORATION		PARTICIPANT
By:		By:
Print Name:		Print Name:
Title:		Address:
Address:	5770 Armada Dr.
	Carlsbad, CA 92008	Email:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached, SeaSpine Holdings Corporation, a Delaware corporation (the “Company”), has granted to Participant the number of Restricted Stock Units under the Company’s 2015 Incentive Award Plan (as amended from time to time, the “Plan”) indicated in the Grant Notice.
ARTICLE I.
GENERAL

1.1     Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
1.2     Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS
2.1     Award of Restricted Stock Units.

(a)Award. In consideration of Participant’s continued employment or service with the Company or any Affiliate thereof and for other good and valuable consideration, which the Company has determined exceeds the par value of the Shares to be issued upon settlement of the RSUs, the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)Vesting. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. Unless otherwise provided in the Grant Notice, in the event of Participant’s Termination of Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c)Distribution of RSUs.

(i)Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested RSUs within sixty (60) days following the date on which such RSUs vest as specified in the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.

(ii)All distributions of the RSUs shall be made by the Company in the form of whole shares of Common Stock.

(iii)    Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.
(d)Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form. In no event will fractional shares be issued upon settlement of the Award. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the RSUs are settled pursuant to this Section 2.1.

2.2     Tax Withholding. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof):

(a)     The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes (including Participant’s social security, Medicare and any other employment tax obligation) required by Applicable Law to be withheld with respect to the taxable income of Participant resulting from the grant or vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs (the “Tax Withholding Obligation”).

(b)     To the maximum extent permitted by applicable law, the Company and its Affiliates have the authority and the right to deduct or withhold, or require Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy the Tax Withholding Obligation with respect to any taxable event arising from the vesting of the RSUs or the receipt of the Shares upon settlement of the RSUs. Participant may satisfy the Tax Withholding Obligation by delivering to the Company an amount sufficient to satisfy the Tax Withholding Obligation in one or more of the forms specified below:

(i)     Cash or check;

(ii)     Delivery of a written or electronic notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon settlement of the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Tax Withholding Obligation; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(iii)     With the consent of the Administrator, surrender of other Shares which have been held by Participant for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the Tax Withholding Obligation (based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes as of the date of delivery (or such higher rate as may be determined by the Administrator, which higher rate may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), provided, that, such Shares shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America));

(iv)    With the consent of the Administrator, surrender of Shares issuable upon settlement of the RSUs having a Fair Market Value on the date of settlement equal to the Tax Withholding Obligation (based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes as of the date of delivery (or such higher rate as may be determined by the Administrator, which higher rate may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), provided, that, such Shares shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America)); or

(v)     With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

(c)     In the event Participant fails to elect to provide timely payment of all sums required pursuant to Section 2.2(a) prior to the time the Tax Withholding Obligation arises pursuant to one of the permitted payment forms specified in Section 2.2(b), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s Tax Withholding Obligation pursuant to Section 2.2(b)(iv) above. If the Participant is subject to Section 16 of the Exchange Act at the time the Tax Withholding Obligation arises, the prior approval of the Administrator shall be required for any election by the Company pursuant to Section 2.2(b)(iv) above pursuant to this Section 2.2(c).

(d)     In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2(b)(ii) or Section 2(c): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the Tax Withholding Obligation arises, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company and its Affiliates harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee and any broker is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Tax Withholding Obligation, Participant agrees to pay immediately upon demand to the Company or its Affiliates with respect to which the Tax Withholding Obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Affiliate’s Tax Withholding Obligation.

(e)    In the event any Tax Withholding Obligation arising in connection with the RSUs will be satisfied under Section 2.2(b)(iv) or Section 2(c) above, then, unless the Participant is subject to Section 16 of the Exchange Act at the time the Tax Withholding Obligation arises (in which case the approval of the Administrator shall be required for any election by the Company pursuant to this Section 2.2(e)), the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of shares from those Shares that are issuable upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation (based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes as of the date of delivery (or such higher rate as may be determined by the Administrator, which higher rate may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), provided, that, such Shares shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America)) and to remit the proceeds of such sale to the Company or the Affiliate with respect to which the Tax Withholding Obligation arises. The Participant’s acceptance of the RSUs constitutes the Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.2(e), including the transactions described in the previous sentence, as applicable. Participant hereby appoints the Company as Participant’s agent and attorney-in-fact to instruct such brokerage firm with respect to the number of Shares to be sold under this Section 2.2(e).
ARTICLE III.

RESTRICTIONS
3.1    Award Not Transferable. Without limiting the generality of any other provision hereof, the Award shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.

3.2    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares issuable hereunder unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.

3.3     Forfeiture and Claw-Back Provisions. Participant hereby acknowledges and agrees that the Award is subject to the provisions of Section 10.5 of the Plan.

ARTICLE IV.
OTHER PROVISIONS

4.1     Administration. The Administrator shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.

4.2     Adjustments. Participant acknowledges that the Award is subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.

4.3    Tax Consultation. Participant understands that the Participant may suffer adverse tax consequences as a result of the grant, vesting and/or settlement of the Award, and/or with the disposition of the Shares issuable pursuant to the Award. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such shares and that Participant is not relying on the Company for any tax advice.

4.4    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant.

4.5     Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

4.6     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.7    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.8     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to Award, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Award, as and when payable hereunder.

4.9    Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.10    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and Participant with respect to the subject matter hereof.

4.11    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

4.12     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.13    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.14    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.15    Paperless Administration. By accepting this Award, Participant hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

4.16     Section 409A.

(a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b)     This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(c)     For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.